EXHIBIT 32.1

            CHIEF EXECUTIVE OFFICER'S SECTION 1350 CERTIFICATION


I, Fred L. Holliger, Chief Executive Officer of Giant Industries, Inc. ("Giant"), do hereby certify that: (a) the Quarterly Report on Form 10-Q of Giant for the quarterly period ended June 30, 2003 (the "Form 10-Q") to which this certification is being furnished as an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (b) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Giant.

Giant Industries, Inc.


By:  /s/ FRED L. HOLLIGER
--------------------------------
Name:  Fred L. Holliger
Title: Chief Executive Officer

Date:   August 13, 2003.